FOR IMMEDIATE RELEASE

INHIBITEX RECEIVES NASDAQ NOTIFICATION

ATLANTA, GA – December 28, 2009 — Inhibitex, Inc. (Nasdaq: INHX), a biopharmaceutical company focused on developing products to treat and prevent serious infectious diseases, announced today that it has received notice from The NASDAQ Stock Market (“NASDAQ”) stating that for 30 consecutive business days the bid price for the Company’s common stock has closed below the minimum $1.00 per share as required by Marketplace Rule 5550(a)(2) for continued listing on the NASDAQ Capital Market. This notification has no effect on the listing of the Company’s common stock at this time.

The December 23, 2009 letter indicates that in accordance with Marketplace Rule 5810(c)(3)(A), the Company will regain compliance with the minimum bid requirement if at any time before June 21, 2010 (180 calendar days), the bid price of the Company’s common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.

In the event the Company does not regain compliance with the minimum bid price rule by June 21, 2010, NASDAQ will provide the Company with written notification that its common stock is subject to delisting from the NASDAQ Capital Market. At that time, pursuant to Marketplace Rule 5810(c)(3)(A), the Company will be eligible for an additional grace period of another 180 calendar days if it meets all initial listing requirements, with the exception of the bid price, for the NASDAQ Capital Market. Alternatively, the Company may appeal NASDAQ’s determination to delist its common stock at that time.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on developing products to treat serious infectious diseases. The Company’s pipeline includes FV-100, its clinical-stage nucleoside analogue in Phase II development for the treatment of herpes zoster (shingles), as well as INX-189, an HCV nucleotide polymerase inhibitor in preclinical development. Inhibitex has also licensed the use of certain of its proprietary MSCRAMM® protein technology to Wyeth for the development of staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of facts included in this press release, including those related to: the Company’s possible delisting from The NASDAQ Capital Market in the future; the potential options available to the Company to appeal a possible delisting or otherwise maintain its listing if it fails to regain compliance with the minimum bid price rule by June 21, 2010; and any other statements that are forward-looking statements. These events, plans, intentions, expectations or time estimates may not actually occur or be achieved, and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks that: the Company fails to regain compliance with the minimum bid price rule by June 21, 2010; the Company does not meet the other initial listing requirements of the NASDAQ Capital Market on June 21, 2010; NASDAQ changes its listing rules; the Company fails to appeal a possible delisting, if applicable; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, or SEC, on March 23, 2009 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009; June 30, 2009 and September 30, 2009 as filed with the SEC on May 13, 2009, August 12, 2009 and November 13, 2009, respectively. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.

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Contact:
Russell H. Plumb Chief Executive Officer (678) 746-1136 rplumb@inhibitex.com	Lee Stern The Trout Group (646) 378-2922 lstern@troutgroup.com